EXHIBIT 99.3

                      IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE EASTERN DISTRICT OF PENNSYLVANIA

                                :
In re:                          :  CHAPTER 11
                                :
FASTNET CORPORATION, et al.,(1) :  Case No.  03-23143(TMT)
                                :  (Jointly Administered)
            Debtors.            :
                                :  HEARING DATE: DECEMBER 4, 2003 @ 9:30 A.M.
                                : (Courtroom 1, the Madison Building (Reading)) : OBJECTION DEADLINE: NOVEMBER 18, 2003

           ___________________________________________________________

    MOTION OF THE DEBTORS AND DEBTORS-IN-POSSESSION FOR AN ORDER PURSUANT TO SECTIONS 105, 363, 365 AND 1146 OF THE BANKRUPTCY CODE (I) APPROVING ASSET
  PURCHASE AGREEMENT AND AUTHORIZING THE SALE OF ASSETS OF DEBTORS OUTSIDE THE
     ORDINARY COURSE OF BUSINESS, SUBJECT TO HIGHER OR BETTER OFFERS, (II) AUTHORIZING THE SALE OF ASSETS FREE AND CLEAR OF ALL LIENS, (III) DETERMINING
  THAT SUCH SALE IS EXEMPT FROM ANY STAMP, TRANSFER, RECORDING OR SIMILAR TAX,
 (IV) AUTHORIZING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS
              AND UNEXPIRED LEASES AND (V) GRANTING RELATED RELIEF
           ___________________________________________________________

TO:      THE HONORABLE THOMAS M. TWARDOWSKI,
         UNITED STATES BANKRUPTCY JUDGE

         The above-captioned debtors and debtors-in-possession (collectively, the "Debtors"), by and through their undersigned counsel, hereby request the entry of an order, pursuant to Sections 105(a), 363(b), (f), (m), 365(a), (f),
(k), and (m), and 1146 of the Bankruptcy Code, as supplemented by Rules 2002, 4001, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), (i) approving the asset purchase agreement (the "Agreement")(2) and authorizing the sale (the "Asset Sale") of certain assets (as more particularly described in the Agreement, the "Acquired Assets") of the Debtors to USLec Corp. or its designee (the "Purchaser"), or another bidder submitting a higher or better offer at auction, outside the ordinary course of business, (ii) authorizing the sale of Acquired Assets free and clear of all liens, claims, encumbrances and interests, (iii) determining that such sale is exempt from any stamp, transfer, recording or similar tax, (iv) authorizing the assumption and assignment of certain executory contracts and unexpired leases, and (v) granting related relief (the "Motion

------------
(1) The Debtors consist of the following entities: FASTNET Corporation, Netaxs Corp., SuperNet, Inc., NetReach, Inc., Fastnet Acquisition, Inc. and Fastnet Acquisition Corp.

(2) A copy of the Agreement is attached hereto as Exhibit A.



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                                   BACKGROUND
                                   ----------

         1. On June 10, 2003 (the "Petition Date"), Fastnet Corporation filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. On June 13, 2003, each of the other above-captioned Debtors also filed a petition for relief under Chapter 11 of the Bankruptcy Code. The Debtors' Chapter 11 cases have been consolidated for procedural purposes only.

         2. The Debtors continue to operate their businesses and manage their properties and assets as debtors-in-possession under Sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Debtors' Chapter 11 cases.

         3. On June 20, 2003, the United States Trustee designated an Official Committee of Unsecured Creditors (the "Creditors' Committee").

         4. The Debtors are internet service providers ("ISPs") and provide internet access and enhanced products and services to its business and residential customers located in the mid-Atlantic region of the United States. The Debtors' services include high-speed data and internet services, data center services including web hosting and managed and unmanaged collections services, small office-home internet access, wholesale ISP services, and various professional services including eSolutions and web design and development.

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         5. The Debtors serve approximately 25,000 customers (including a number of hospitals, trial courts, universities, religious organizations and many other public service and charitable organizations).

         6. Just prior to the Petition Date, the Debtors employed approximately 125 employees located throughout a number of states, with approximately 80 employees based at their headquarters in Bethlehem, Pennsylvania.

         7. During 2002, the Debtors made a number of acquisitions that increased both their revenue and their expenses. After losing a number of key customers, however, the Debtors could no longer adjust corresponding expenses and the companies incurred substantial losses.

         8. The recent fallout of the technology sector negatively impacted both the Debtors and their customers. To minimize the effect of the weakened economy, the Debtors modified their business plan, began suspending sales and marketing efforts in various markets outside Pennsylvania, New Jersey and New York, and reduced their employment force.

         9. As a result of the changes in the Debtors' target markets, the Debtors became burdened with a number of idle facilities. Beginning in late 2002, a customer leasing many of the Debtors' data centers defaulted on its contractual commitments leaving such facilities idle, and continued weakened demand for telecommunications facilities impeded the Debtors' ability to re-let these facilities.

         10. Prior to the Petition Date, the Debtors had also been negotiating with their telecommunication network providers regarding both historical and future services. Negotiations with one critical vendor reached an unexpected impasse, resulting in a threatened termination of service without meaningful prior notice, and jeopardizing a material segment of the Debtors' business, absent protection of the Bankruptcy Court.

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         11. For the foregoing reasons, among others, the Debtors filed for protection under Chapter 11 of the Bankruptcy Code.

                        DETERMINATION TO SELL THE ASSETS
                        --------------------------------

         12. Based on their financial exigencies and the need to maximize the value of their estates for the benefit of creditors and to transition customers to a new provider of services as soon as possible, the Debtors have determined that the best way to achieve these goals and minimize further losses is through an immediate auction of substantially all of the Debtors' assets.

                           THE NEED FOR A PROMPT SALE
                           --------------------------

         13. Although the Debtors have been able to meet cash flow needs to date in the course of these Chapter 11 cases, the Debtors are concerned about their ability to do so going forward as a result of continuing customer attrition; the absence of existing debtor-in-possession financing; and increasing administrative expenses, including professional fees.

         14. The Debtors are also concerned that competition may become increasingly successful in their continuing efforts to attack the Debtors' customer base on the pretense of the Debtors' inability to continue to service its customers without interruption.

         15. The Debtors and their financial advisors have explored thoroughly all alternatives to sale, such as a stand-alone restructuring, and have concluded that the best means of avoiding significant loss of value to the estate, and of maximizing the recovery for creditors and the only way to preserve a significant going concern value, is to consummate the sale promptly.

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                 THE DEBTORS' SOLICITATION AND MARKETING EFFORTS
                 -----------------------------------------------

         16. As a result of prior operating results and significant cash flow problems at the time, on or about October 3, 2002, the Debtors first engaged DH Capital LLC ("DHC") as investment bankers for the purpose of assisting the Debtors in raising debt or equity investments, or identifying a possible acquirer for the stock or assets of the Debtors.

         17. In connection with its pre-petition engagement, DHC contacted many potential strategic and financial buyers. No purchaser resulted from the DHC pre-petition efforts.

18. As a result of its extensive knowledge of the Debtors and their industry, the Debtors again engaged DHC to assist in the marketing process for the Debtors after the Petition Date.

         19. DHC's retention was approved by the Bankruptcy Court by Order dated September 2, 2003 effective July 16, 2003.

         20. DHC's post-petition marketing efforts began on or about August 1, 2003.

         21. The Debtors and DHC established a data room at the Debtors' headquarters in Bethlehem, Pennsylvania to facilitate due diligence by potential purchasers. The data room opened officially on or about August 21, 2003.

         22. More than 53 potential purchasers were contacted by DHC regarding a potential sale of the Debtors' assets.

         23. Approximately 43 potential purchasers signed a Confidentiality Agreement seeking access to the Debtors' books, records and financial data for purposes of considering a potential offer and purchase.

         24. Approximately 10 entities submitted written bids for the purchase of some or all of the Debtors' assets.

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         25. The Debtors, DHC and the Debtors' financial and legal consultants considered each of the offers submitted and determined that the offer most favorable to the Debtors was the one presented by the Purchaser.

         26. Negotiations between the Purchaser and the Debtors began on or about September 24, 2003. At the same time, the Debtors engaged in continued negotiations with a number of other bidders with a view towards entering into an Agreement of Sale with the most favorable bidder.

         27. As a result of its extensive lengthy and open marketing efforts, the Debtors have concluded that a sale to the Purchaser pursuant to the Agreement represents the highest and best offer for the Debtors' Acquired Assets and is in the best interests of the Debtors' estates.

                                RELIEF REQUESTED
                                ----------------

         28. By this Motion, the Debtors seek the following:

                  (a) approval and implementation of the Agreement for the sale of the Acquired Assets to the Purchaser or another bidder submitting a higher or better offer at auction on substantially the same terms and conditions set forth in the Agreement;

                  (b) authorization of the sale of the Acquired Assets free and clear of all liens, claims, encumbrances and interests (other than certain specified assumed liabilities set forth in the Agreement);

                  (c) a determination that such sale is exempt from any stamp, transfer, recording or similar tax under section 1146 of the Bankruptcy Code;

                  (d) authorization of the assumption and assignment of certain executory contracts and unexpired leases; and

                  (e) the granting of related relief.

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                             JURISDICTION AND VENUE
                             ----------------------

         29. The Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue of this bankruptcy case is proper in this district pursuant to 28 U.S.C. ss.ss. 1408 and 1409. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b). The statutory predicates for the relief sought herein are Sections 105, 363, 365 and 1146 of the Bankruptcy Code.

                            SUMMARY OF THE AGREEMENT
                            ------------------------

         30. Pursuant to the Agreement, the Debtors will sell the Acquired Assets to the Purchaser free and clear of all liens, claims, interests and encumbrances. The Purchaser will assume certain executory contracts and unexpired leases and other liabilities as set forth in the Agreement.

         31. The Agreement was negotiated at arm's length and in good faith by the Debtors and the Purchaser, following thorough consideration of other possible alternatives by the Debtors, with the advice of their investment bankers and financial consultants and their Board of Directors. The Debtors believe that the price to be received from the Asset Sale reflected in the Agreement, subject to higher or better offers, will result in the highest and best value for the Debtors' estates and their creditors.

         32. The Agreement generally provides the following(3):

                  (a) PURCHASE PRICE. The purchase price for the Acquired Assets is the sum of: (1) 3.9 times Base Monthly Revenue(4) as of September 30, 2003 plus (2) Discounted Net Earned Accounts Receivable as of the Closing Date (subject to adjustment as detailed in Article III of the Agreement, including without limitation an adjustment for Advance Payments).

----------------

(3) To the extent that the summary of the Agreement differs in any way with any of the actual terms of the Agreement, the Agreement controls. Capitalized terms used and not defined herein shall have the same respective meanings as used in the Agreement.

(4) Capitalized terms used in this Motion and not defined herein shall have the same meanings as those terms are defined in the Agreement.

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                  (b) Acquired Assets. The Acquired Assets include the
         following:

                           (i) all right, title and interest of the Debtors in
                  and to essentially all of the assets, including accounts receivable, related to or used in the Debtors' Commercial Interest Access business segment, Colocation and Dedicated Hosting business segment, Shared Hosting business segment and Dial-Up business segment (collectively, the "Business");

                           (ii) by way of assumption and assignment under
                  Section 365 of the Bankruptcy Code, certain contracts and leases as set forth in schedules affixed to the Agreement (as modified through the second Business Day prior to Closing), as well as all of Debtors' customer contracts associated with the Business;

                  (c) Assets excluded from the sale to the Purchaser include (A) cash and cash equivalents or similar type investments, uncollected checks, bank accounts, certificates of deposit, treasury bills and other marketable securities and cash in transit related to credit card billings; (B) certain accounts receivable related to terminated or inactive customers, (C) certain assets related to the Debtors' E-Solution business and the Debtors wireless internet access business;
         (D) intercompany obligations; (E) accounts receivable of which any former or current officer, director or employee of any of the Debtors is the account debtor; (F) any rights, demands, claims, actions and causes of action that the Debtors may have against any third party, including any Governmental Entity, for causes of action based on Chapter 5 of the Bankruptcy Code; (G) any rights, demands, claims, actions and causes of action that the Debtors may have against any third party, including any Governmental Entity, for refund or credit of any type for Taxes accrued for periods ending on or prior to the Closing Date; (H) any claim the Debtors against the Estate of Applied Theory; (I) any claim the Debtors may have against any third Person with respect to any other Excluded Assets; (J) any deposits made by the Debtors with landlords, vendors (including, without limitation, telecommunication vendors), credit card companies, utility companies or any other Person; (K) any insurance policy, insurance claims and proceeds relating to the Excluded Assets; (L) the capital stock or assets of Daslic Holdings Company; (M) the capital stock of the Debtors; (N) the assets listed on Schedule 2.2(O) of the Agreement; and
         (O) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization and existence of the Debtors as corporations (collectively, the "Excluded Assets").

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                  (d) ASSUMED LIABILITIES. The Purchaser will assume and agree to discharge the Assumed Liabilities (as defined in the Agreement).

                  (e) BREAK-UP FEE. If the Debtors enter into an agreement in which the Acquired Assets are to be sold to another purchaser (a "Competing Bid"), and the Competing Bid is approved by the Bankruptcy Court and actually closes, or if the Purchaser terminates the Agreement as a result of the Seller's abandonment of the Asset Sale in breach of the Agreement, then the Debtors have agreed to pay, subject to Court approval, a break-up fee to the Purchaser of $250,000 as and subject to the conditions stated in the Agreement.

                  (f) SALE FREE AND CLEAR. The Acquired Assets are to be transferred free and clear of all liens, claims, encumbrances and interests (other than the Assumed Liabilities) pursuant to Section 363(f) of the Bankruptcy Code. By this Motion, the Debtors request that the Bankruptcy Court authorize such a transfer and order that all valid and enforceable liens and security interests existing on such Acquired Assets as of the date of Closing, if any, shall transfer and attach to the net proceeds that the Debtors receive from the sale in the same order of priority and validity as existed prior to the Closing.

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                  (g) TRANSITION SERVICES. The Agreement provides for the
         Debtors to provide services to the Purchaser after the Closing Date for a period of up to six (6) months. The Debtors will continue to purchase services from their vendors under Transition Agreements for the benefit of the Purchaser or its customers. The Purchaser is obligated to pay to the Debtors all actual charges accruing under the Transition Agreements from and until rejection of such agreements and through the effective date of cancellation of such agreements.

                              THE SECTION 363 SALE
                              --------------------

         A. AUTHORITIES IN SUPPORT OF AUTHORIZATION OF THE SALE OF ACQUIRED ASSETS.

         33. Pursuant to section 363(b)(1) of the Bankruptcy Code, the Debtors, "after notice and a hearing, may use, sell or lease, other than in the ordinary course of business, property of the estate." 11 U.S.C. ss. 363(b)(1). Furthermore, Section 105(a) of the Bankruptcy Code authorizes bankruptcy course to "issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of [the Bankruptcy Code]." 11 U.S.C. ss. 105(a). The Debtors submit that such relief is appropriate on the facts now before this Court and should be granted.

         34. Courts have uniformly held that approval of a proposed sale of property pursuant to Section 363(b) of the Bankruptcy Code is appropriate if a Court finds that the transaction represents the exercise of reasonable business judgment on the part of the debtor. See Committee of Equity Security Holders v. Lionel Corp. (In re Lionel Corp.), 722 F.2d 1063 (2d Cir. 1983); Stephens Industries, Inc. v. McClung, 789 F.2d 386, 391 (6th Cir. 1986); In re Ionosphere Clubs, Inc., 100 B.R. 670, 675 (Bankr. S.D.N.Y. 1989); In re Phoenix Steel Corp., 82 B.R. 334, 335 (Bankr. D. Del. 1987); In re Delaware & Hudson Ry. Co., 124 B.R. 169, 176 (Bankr. D. Del. 1991). Bankruptcy courts are given a great deal of discretion in deciding whether to authorize a sale of a debtor's assets outside of the ordinary course of business. See In re Chateaugay Corp., 973 F.2d 141, 144 (2d Cir. 1992).

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         35. The business judgment test involves four factors: (i) whether a sound business reason exists for the proposed transaction; (ii) whether fair and reasonable consideration is provided; (iii) whether the transaction has been proposed and negotiated in good faith; and (iv) whether adequate and reasonable notice is provided. Lionel, 722 F.2d at 1071; Delaware & Hudson Ry., 124 B.R. at
176. Without question, and as demonstrated below, the Asset Sale meets this test.

         36. It is clear that a debtor's showing of sound business judgment need not be unduly exhaustive but, rather, a debtor is "simply required to justify the proposed disposition with sound business reasons." In re Baldwin United Corp., 43 B.R. 888, 906 (Bankr. S.D. Ohio 1984). Whether or not there are sufficient business reasons to justify a sale depends upon the facts and circumstances of each case. Lionel, 722 F.2d at 1071. The Debtors submit that their decision to conduct the Asset Sale is an exercise of reasonable business judgment.

                  (i) THE ASSET SALE HERE SATISFIES THE SOUND BUSINESS PURPOSE TEST

         37. The Debtors retained DHC to carefully market the Acquired Assets. After a thorough marketing effort, the Debtors, with the assistance of DHC and its financial advisors, FTI Consulting, Inc. ("FTI"), reviewed all offers received and considered the costs and benefits of the proposed transaction as compared with a possible stand-alone plan of reorganization. The Debtors concluded that the benefits to be gained through the sale of the Acquired Assets outweigh the benefits to be gained by retaining such Acquired Assets.

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         38. Put differently, the Debtors believe that the value of the Acquired
Assets will be much higher as a going-concern, rather than in a forced liquidation. Also, the Debtors have located a purchaser that, the Debtors believe, has the financial wherewithal to close on the Asset Sale. Thus, the Asset Sale will maximize value for the benefit of the Debtors' estates and creditors.

         39. It is essential that the Debtors be authorized to conduct the Asset Sale in order to minimize continued network expenditures and administrative costs and in an effort to best maximize the value of these estates. Accordingly, the Debtors believe that the Asset Sale is necessary to preserve the existing value of estate property.

                  (ii) THE CONSIDERATION OFFERED IS FAIR AND REASONABLE.

         40. The Debtors submit that the proposed Asset Sale pursuant to the Agreement will provide fair and reasonable consideration to the Debtors' estates. The Purchase Price offered under the Agreement represents the highest offer recovered after extensive marketing and negotiation.

         41. Moreover, the Asset Sale is subject to competing bids, thereby enhancing the Debtors' ability to receive the highest and best value for the Acquired Assets. Thus, the fairness and reasonableness of the consideration to be received by the Debtors will ultimately be demonstrated by the market and an auction process (assuming the Debtors receive a competing bid) which is the best means for establishing whether a fair and reasonable price is paid. Accordingly, the consideration to be paid for the Acquired Assets will be both fair and reasonable.

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                  (iii) THE AGREEMENT WAS NEGOTIATED IN GOOD FAITH.

         42. The Agreement is the product of extensive arm's-length negotiations between the Purchaser and the Debtors. These negotiations have involved substantial time and energy by the parties and their professionals; indeed, the Agreement reflects negotiations and compromises on both sides. The Debtors have fully disclosed and requested the Court's approval of all of the terms and conditions of the proposed sale.

         43. Furthermore, the proposed notice and bid procedures (set forth in a separate motion which is being filed concurrently herewith), if approved by this Court, will ensure that any bidder will not be able to exert any undue influence over the Debtors. Under these circumstances, the Debtors submit that the Court should determine that the sale of Acquired Assets is the result of good faith arm's-length negotiations and that the Purchaser or any alternative higher bidder is entitled to all of the protections of Section 363(m) of the Bankruptcy Code.

                  (iv) ADEQUATE NOTICE OF THE ASSET SALE IS BEING PROVIDED

         44. The final element of approval of a Section 363 sale is the requirement that interested parties receive adequate notice. Given the number of creditors in these proceedings and the emergent nature of the relief requested, the Debtors intend to provide notice of the proposed transaction by mailing a copy of this Motion and the proposed order to (i) the Office of the United States Trustee, (ii) all known secured creditors, (iii) counsel for the Creditors' Committee, (iv) counsel for the Purchaser, (v) all entities known to have expressed an interest in a transaction with the Debtors within the last three months, (vi) all federal, state and local regulatory or taxing authorities or recording offices with a known interest in the relief requested by this Motion, (vii) all parties to executory contracts and unexpired leases which may be assigned to the Purchaser, (viii) the Internal Revenue Service, and (ix) those parties that have filed notices of appearance in these cases pursuant to Bankruptcy Rule 2002.

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         45. The Debtors believe that, under the circumstances, such notice is reasonable and appropriate pursuant to Rule 2002(i) because it will enable the Debtors to comply with the deadlines set forth in the Agreement, it will save the Debtors' estates from the significant expense associated with serving numerous pages of documents on a myriad of creditors, and it will limit any further decline in the value of the Acquired Assets. In light of the extensive marketing efforts of the Debtors and their professionals, the Debtors submit that this notice is sufficient and satisfies the requirements of the business purpose test.

         B. THE ASSET SALE SATISFIES SECTION 363(F) FOR A SALE FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES AND INTERESTS.

         46. Under the Bankruptcy Code Section 363(f), a debtor-in-possession may sell property free and clear of any lien, claim or interest in such property if one of the following conditions is satisfied:

                  (a) applicable nonbankruptcy law permits the sale of such property free and clear of such interest;

                  (b) such entity consents;

                  (c) such interest is a lien and the price at which property is sold is greater than the aggregate value of all liens on such property;

                  (d) such interest is in bona fide dispute; or

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                  (e) such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.

11 U.S.C. ss. 363(f).

         47. Given that Section 363(f) is drafted in the disjunctive, the satisfaction of any one of its five requirements will alone suffice to approve the sale of Acquired Assets free and clear of liens, claims, encumbrances, and other interests (individually, an "Interest, and collectively, the "Interests"). See In re Wolverine Radio Co., 930 F.2d 1132, 1147 n.24 (6th Cir. 1991) (court may approve sale "free and clear" provided at least one of the subsections of section 363(f) is met).

         48. The Debtors intend to make reasonable efforts to obtain any necessary consents on or before the approval hearing from creditors asserting an Interest in the Acquired Assets, thereby satisfying Section 363(f)(2) of the Bankruptcy Code. Nevertheless, to the extent that the Debtors are unable to obtain such consent(s) from all holders of Interests, the Debtors submit that one of the other subsections of Section 363(f) applies, and that any such Interest will be adequately protected by having the Interest attach to the net proceeds of the Asset Sale in the same order of priority and validity as existed prior to the Asset Sale, expressly subject to any claims and defenses the Debtors may have with respect thereto.

         49. Accordingly, the Debtors submit that the sale of the Acquired Assets free and clear of Interests satisfies the statutory prerequisites of
Section 363(f) of the Bankruptcy Code.

         C.       RELIEF FROM TRANSFER TAXES UNDER SECTION 1146(C) IS
                  APPROPRIATE.

         50. Under Bankruptcy Code Section 1146(c), "the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of this title, may not be taxed under any law imposing a stamp tax or similar tax." (11 U.S.C. ss. 1146(c).

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         51. The Debtors are seeking this Court's approval of the proposed sale to obtain the highest possible return for the Debtors' creditors and thereby facilitate the formulation and ultimate confirmation of a liquidating plan. The Debtors submit that the Asset Sale is a necessary step toward a plan and, accordingly, the transfer should be exempt from any stamp tax or similar tax under Section 1146(c) of the Bankruptcy Code. A plan of liquidation will, of necessity, incorporate this transaction.

         52. Importantly, if the sale of the Acquired Assets is not accomplished now or in the near future, the value of the Acquired Assets may deteriorate significantly. Similarly, a plan may not be confirmed in time to prevent deterioration of the Acquired Assets and the Debtors should not be deprived of the benefits of Section 1146(c) with respect to the Asset Sale.

         D. THE PURCHASER OR ANY ALTERNATIVE HIGHER BIDDER IS A GOOD FAITH PURCHASER UNDER SECTION 363(M) OF THE BANKRUPTCY CODE.

         53. The Debtors request that the Court find that the Purchaser or any alternative higher bidder is entitled to the protections provided in Section 363(m) of the Bankruptcy Code in connection with the Asset Sale. Under Bankruptcy Code Section 363(m):

                  (m) the reversal or modification on appeal of an authorization under subsection (b) ... of a sale ... does not affect the validity of a sale ... under such authorization to an entity that purchased ... such property in good faith, whether or not such entity knew of the pendency of the appeal, unless such authorization and such sale ... were stayed pending appeal.

11 U.S.C. ss. 363(m).

         54. Section 363(m) of the Bankruptcy Code protects the purchaser of assets sold in a Section 363 sale from the risk that it will lose its interest in the purchased assets if the order allowing the sale is reversed on appeal. As discussed above, both the Debtors and the Purchaser have acted in good faith in negotiating the Asset Sale. To constitute a lack of good faith, a party's conduct as related to a sale must typically amount to "fraud, collusion between the purchaser and other bidders or a trustee or an attempt to take grossly unfair advantage of other bidders." In re Abbots Dairies of Penn., Inc., 788 F.2d 143, 147 (3d Cir. 1986). Such a finding is not determined by a bright-line test; instead, a determination is based upon the facts with emphasis on the "integrity of [a party's] conduct during the sale proceedings." In re Pisces Leasing Corp., 66 B.R. 671, 673 (E.D.N.Y. 1986).

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         55. Here, the Asset Sale is being proposed in good faith. There is no evidence of fraud or collusion. While no discussions have taken place between representatives of the Purchaser and members of the Debtors' management team regarding the possibility of employment positions being provided to insiders of the Debtors, such discussions may occur if requested by the Purchaser. However, the possibility of such discussions has not negatively affected the Debtors' negotiations or detracted from the fairness of the proposed transaction. See In re Integrated Resources, Inc., 147 B.R. 650, 659 (S.D.N.Y. 1992), appeal dismissed by, 3 F.3d 49 (2d Cir. 1993) (employment discussions between debtor's management and prospective buyer did not taint sale process so as to negate the application of the business judgment rule to the propriety of the sale transaction). For these reasons, the Debtors request that the Purchaser or any higher bidder be determined to be a good faith purchaser.

         E. THE ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES SHOULD BE AUTHORIZED.

         56. Section 365(f)(2) of the Bankruptcy Code provides, in pertinent part, that:

                  The trustee may assign an executory contract or unexpired lease of the debtor only if -

                           (A) the trustee assumes such contract or lease in
                  accordance with the provisions of this section; and

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                           (B) adequate assurance of future performance by the
                  assignee of such contract or lease is provided, whether or not there has been a default in such contract or lease.

11 U.S.C. ss. 365(f)(2).

         57. Section 365(a) provides that a debtor, "subject to the court's approval, may assume or reject any executory contract or unexpired lease of the debtor." 11 U.S.C. ss. 365(a).

         58. Section 365(b), in turn, codifies the requirements for assuming an executory contract of a debtor. This provision provides that:

                  (b)(1) If there has been a default in an executory contract or unexpired lease of the debtor, the trustee may not assume such contract or lease unless, at the time of assumption of such contract or lease, the trustee -

                           (A) cures, or provides adequate assurance that the
                  trustee will promptly cure, such default;

                           (B) compensates, or provides adequate assurance that
                  the trustee will promptly compensate, a party other than the debtor to such contract or lease, for any actual pecuniary loss to such party resulting from such default; and

                           (C) provides adequate assurance of future performance
                  under such contract or lease.

11 U.S.C. ss. 365(b)(1).

         59. The meaning of "adequate assurance of future performance" depends on the facts and circumstances of each such case, but should be given "practical, pragmatic construction." In re Sanshoe World-Wide Corp., 139 B.R. 585, 593 (S.D.N.Y. 1992), aff'd, 993 F.2d 300 (2d Cir. 1993). Although dependent on the facts, "the required assurance will fall considerably short of an absolute guarantee of performance." In re Prime Motor Inn Inc., 166 B.R. 993, 997 (Bankr. S.D. Fla. 1994).

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         60. Adequate assurance, among other things, may be provided by demonstrating the assignee's financial health and resources, and experience in the industry. Adequate assurance may also be as shown when the assignee has expressed a willingness to devote sufficient resources to fund the business. In re Bygraph, Inc., 56 B.R. 596, 605-06 (Bankr. S.D. N.Y. 1986).

         61. As set forth in the Agreement, to the extent any defaults exist under any of the contracts and leases constituting the Assumed Agreements, the Debtors have agreed to cure any such defaults prior to assumption and assignment to the extent required by Section 365(b)(1) of the Bankruptcy Code, up to a maximum of $625,000 in the aggregate for all Assumed Telco Agreements.

         62. The Debtors are advised that the Purchaser has the financial capability of satisfying any and all obligations it will incur in connection with the Assumed Agreements and facts will be adduced at the approval hearing to show the financial credibility of either the Purchaser or any alternative higher bidder, its experience in the industry, and willingness and ability to perform under the Assumed Agreements.

         63. The approval hearing will therefore provide the Bankruptcy Court and other interested parties the opportunity to evaluate and, if necessary, challenge the ability of the Purchaser or any alternative higher bidder to provide adequate assurance of future performance under the Assumed Liabilities, as required by Section 365(b)(1)(C) of the Bankruptcy Code. The Debtors submit, therefore, that the Court should authorize the assumption and assignment by the Debtors, effective upon the closing of the Asset Sale, of the agreements constituting the Assumed Agreements as set forth in the Agreement.

         F. THE COURT SHOULD FIX THE CURE AMOUNTS TO BE SET FORTH IN A CURE SCHEDULE.

         64. To enable the parties to analyze the cost of providing cure under Assumed Agreements, the Debtors seek to identify and fix all cure amounts set forth on a "Cure Schedule" to be filed with the Court and served by first-class mail on the parties to executory contracts and unexpired leases that may be assigned to the Purchaser on or before November 7, 2003. By separate motion, the Debtors have requested that the Court direct that any objections to the proposed Cure Schedule by a non-debtor party to such unexpired leases or executory contracts, must be in writing, filed with the Court, and actually received by the attorneys on or before November 17, 2003 at 4:00 p.m. (EDT).

         65. If no objections are received, then the cure amounts (if any) set forth in the Cure Schedules shall be binding upon the non-debtor party to the unexpired lease or executory contract for all purposes in these cases and will constitute a final determination of total cure amounts (if any) required to be paid by the Debtors in connection with the assignment to, and assumption by, the Purchaser or an alternative higher bidder. In addition, each non-debtor contracting party in connection with an unexpired lease or executory contract shall be forever barred from objecting to the cure information set forth in the Cure Schedule, including, without limitation, the right to assert any additional cure or other amounts with respect to the unexpired lease or executory contracts. If an objection is timely received, the hearing to consider objections to the proposed Cure Schedule will be held on a date to be established by the Court, provided that if the subject contract or lease is assumed and assigned, the cure amount asserted by the objecting party (or such lower amount as may be fixed by the Court) shall be deposited with and held in a segregated account by the Debtors pending further order of the Court or mutual agreement of the parties.

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         66. The Debtors request that any party failing to object to the proposed transaction be deemed to consent to the treatment of its executory contract and unexpired lease under Section 365 of the Bankruptcy Code. Moreover, the Debtors request that each such party be deemed to consent to the assumption and assignment of its executory contract or unexpired lease notwithstanding any anti-alienation provision or other restriction on assignment. See 11 U.S.C. ss.ss. 365(c)(1)(B), (e)(2)(A)(ii) and (f).

                                     NOTICE
                                     ------

         67. The Debtors will serve copies of the instant Motion via overnight delivery, postage prepaid, to (i) the Office of the United States Trustee, (ii) all known creditors who claim an interest in or a Lien upon the Acquired Assets,
(iii) counsel for the Creditors' Committee, (iv) counsel for the Purchaser, (v) all entities known to have expressed an interest in a sale transaction with the Debtors since the Petition Date, (vi) all federal, state and local regulatory or taxing authorities or recording offices with a known interest in the relief requested by this Motion, (vii) all parties to executory contracts and unexpired leases which may be assumed and assigned to the Purchaser, (viii) the Internal Revenue Service, and (ix) those parties that have filed notices of appearance in these cases pursuant to Bankruptcy Rule 2002.

         68. No request for the relief sought herein has been made by the Debtors in this or to any other Court.

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         WHEREFORE, the Debtors respectfully request that the Court enter an
Order granting the relief requested herein and such other and further relief as this Court deems just and proper.

Dated:  November 3, 2003         SCHNADER HARRISON SEGAL & LEWIS LLP

                                 By: /s/ Nicholas J. LePore, III
                                     -------------------------------------------
                                     Nicholas J. LePore, III (Pa. No. 32196)
                                     Michael Jason Barrie (Pa. No. 85625)
                                     1600 Market Street, Suite 3600
                                     Philadelphia, PA 19103-7286
                                     (215) 751-2000 (telephone)
                                     (215) 751-2205 (facsimile)

                                     Attorneys for the Debtors and Debtors In
                                     Possession